UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

EagleRock Land, LLC

(Exact name of registrant as specified in its charter)

Texas	001-43288	41-3142321
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9655 Katy Freeway, Suite 375

Houston, Texas 77024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 280-7002

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	EROK	New York Stock Exchange and NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 13, 2026, EagleRock Land, LLC, a Texas limited liability company (the “Company”) and EagleRock Land Operating, LLC, a Texas limited liability company (“OpCo”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s Class A shares representing limited liability company interests (the “Class A shares” and such offering, the “Offering”). The Underwriting Agreement provides for the offer and sale by the Company, and the purchase by the Underwriters, of 17,300,000 Class A shares at a price to the public of $18.50 per Class A share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 2,595,000 additional Class A shares, which was exercised on May 16, 2026 (the “Option”). The material terms of the Offering are described in the prospectus, dated as of May 13, 2026 (the “Prospectus”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on May 14, 2026, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was registered with the Commission pursuant to the Registration Statement on Form S-1, as amended (File No. 333-295113), initially filed with the Commission by the Company on April 16, 2026 (as amended, the “Registration Statement”).

The Offering closed on May 15, 2026 and the Option closed on May 19, 2026. The Company received net proceeds of approximately $333.1 million, after deducting underwriting discounts and offering expenses, from the Offering and the Option and expects to use the net proceeds as described under the section of the Prospectus entitled “Use of Proceeds.”

The Underwriting Agreement contains customary representations and warranties, agreements and obligations and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities. In connection with the Underwriting Agreement, the Company, its directors and executive officers and certain of its shareholders and their affiliates entered into lock-up agreements pursuant to which each of them agreed not to sell or otherwise dispose of Class A shares, or securities convertible into or redeemable, exercisable or exchangeable for Class A shares for a period of 180 days following the date of the Prospectus, subject to certain exceptions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On May 15, 2026, in connection with the Offering, the Company entered into a registration rights agreement with certain shareholders identified on the signature pages thereto pursuant to which it agreed to register under the federal securities laws the offer and resale of all Class A shares owned by or underlying the Company’s Class B shares representing limited liability company interests (“Class B shares” and, together with the Class A shares, the “common shares”) and limited liability company interests in OpCo (“OpCo Units”) owned by such shareholders or certain of their affiliates or permitted transferees.

The Registration Rights Agreement provides that, after the expiration of the lock-up period, any Holder (as defined in the Registration Rights Agreement) may request a demand registration or underwritten offering, provided that the Registrable Securities (as defined in the Registration Rights Agreement) to be included in such registration or offering have an aggregate value of at least $50 million (based on the volume weighted average price for the five trading days immediately preceding the date of the request). Additionally, certain of the Existing Owners (as defined in the Prospectus) and the TCW Entities (as defined in the Prospectus) are subject to an additional lock-up period (the “Special Lock-Up”) expiring on the earliest to occur of (i) the date on which Double Eagle IV Midco, LLC, a Delaware limited liability company (“Double Eagle”), and the Shallow Valley Owners (as defined in the Prospectus) have collectively sold securities for aggregate gross proceeds of $300 million, (ii) 18 months following the date of the Registration Rights Agreement and (iii) the date on which Double Eagle terminates the Special Lock-Up in its sole discretion. Subject to certain exceptions, if at any time the Company proposes to register an offering of Class A shares or conduct an underwritten offering, regardless of whether for its own account, then it must notify the Holders of such proposal, to allow them to include a specified number of their Class A shares in that registration statement or underwritten offering, as applicable, including Class A shares issuable upon the exchange of the OpCo Units and the cancellation of a corresponding number of its Class B shares.

The Company may suspend offers and sales under a shelf registration statement for up to 60 days per occurrence if the Board determines that a postponement is in our best interest due to a pending transaction, compliance with applicable securities laws, or to preserve material confidential information, provided that no such suspension periods may continue for more than 90 days in the aggregate during any consecutive 12-month period.

The Company will generally be obligated to pay all Registration Expenses (as defined in the Registration Rights Agreement) in connection with these registration obligations and the Holders (as defined in the Registration Rights Agreement) will be required to pay all Selling Expenses (as defined in the Registration Rights Agreement). The Registration Rights Agreement also requires the Company to indemnify each holder of Registrable Securities against certain liabilities under the Securities Act.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amended and Restated Company Agreement of OpCo

On May 15, 2026, in connection with the Offering, the Company, OpCo, the Existing Owners and certain of the TCW Entities entered into the Amended and Restated Company Agreement of OpCo (the “OpCo LLC Agreement”) to reflect the conversion of the preexisting equity interests of OpCo into OpCo Units and to reflect certain matters related to the Offering. Under the OpCo LLC Agreement, each holder of an OpCo Unit will, subject to certain limitations, have a right (a “Redemption Right”) to cause OpCo to acquire all or a portion of its OpCo Units (along with the cancellation of a corresponding number of Class B shares) for, at OpCo’s election, (i) Class A shares at a redemption ratio of one Class A share for each OpCo Unit redeemed, subject to applicable conversion rate adjustments, or (ii) cash in an amount equal to the Cash Election Amount (as defined in the OpCo LLC Agreement) of such Class A shares. OpCo will determine whether to issue Class A shares or pay cash in an amount equal to the Cash Election Amount in lieu of the issuance of Class A shares based on facts in existence at the time of the decision, which are expected to include the relative value of the Class A shares (including the trading price for the Class A shares at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of additional common shares) to acquire the OpCo Units and alternative uses for such cash. Alternatively, upon the exercise of the Redemption Right, the Company (instead of OpCo) will have the right (the “Call Right”) to, for administrative convenience, acquire each tendered OpCo Unit directly from the redeeming holder for, at the Company’s election, (x) one Class A share, subject to applicable conversion rate adjustments, or (y) cash in an amount equal to the Cash Election Amount of such Class A shares. The Company may exercise the Call Right only if a holder of an OpCo Unit first exercises its Redemption Right. As the sole managing member of OpCo, the Company’s decision to pay the Cash Election Amount upon an exercise of the Redemption Right or Call Right may be made by a conflicts committee consisting solely of independent directors. In connection with any redemption of OpCo Units pursuant to the Redemption Right or acquisition of OpCo Units pursuant to the Call Right, a corresponding number of Class B shares held by the redeeming holder will be automatically canceled.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the OpCo LLC Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Shareholder’s Agreements

On May 15, 2026, in connection with the Offering, the Company entered into shareholder’s agreements (each, a “Shareholder’s Agreement”) with each of the Existing Owners.

Each Shareholder’s Agreement provides that, subject to compliance with applicable law and the rules of the New York Stock Exchange (the “NYSE”) and NYSE Texas, Inc. (“NYSE Texas”), for so long as such Existing Owner and its affiliates and certain transferees beneficially own at least 30%, 20% and 10% of the outstanding common shares, such Existing Owner shall be entitled to designate at least three directors, two directors and one director, respectively, for nomination to the Company’s board of directors (the “Board”). So long as such Existing Owner is entitled to designate one or more nominees to the Board and notifies the Board of its desire to remove, with or without cause, any director previously designated by it to the Board, the Company is required to take all necessary action to cause such removal.

Each Shareholder’s Agreement will terminate when the applicable Existing Owner no longer holds the designation rights described above.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Shareholder’s Agreements, which are attached as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Voting Agreements

On May 15, 2026, in connection with the Offering, the Company entered into a voting agreement (each, a “Voting Agreement”) with each Existing Owner pursuant to which each Existing Owner and certain of its transferees agreed to vote all of the common shares that it owns in favor of all director nominees recommended for election by the Board. In the event an Existing Owner fails to vote as required by its Voting Agreement, the agreement grants an irrevocable proxy to the Company’s President and Chief Financial Officer and General Counsel to vote such Existing Owner’s common shares in accordance with the Voting Agreement. The Voting Agreement does not restrict an Existing Owner’s ability to sell, transfer or pledge its common shares. Each Voting Agreement with an Existing Owner will terminate upon the earliest to occur of: (i) the date on which such Existing Owner no longer beneficially owns any common shares subject to the Voting Agreement; (ii) the mutual written consent of the parties; and (iii) the date on which no Existing Owner has designation rights pursuant to a Shareholder’s Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Voting Agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Produced Water Recycling Rights Agreement

On May 15, 2026, in connection with the Offering, OpCo entered into a produced water recycling rights agreement (the “Hydrosource Recycling Agreement”) with Hydrosource Logistics, LLC, a Texas limited liability company (“Hydrosource”), under which Hydrosource has the sole and exclusive right during the term to utilize the Company’s acreage to treat, process and recycle water on its land, including the right to construct, own and operate related water recycling infrastructure. The Hydrosource Recycling Agreement has an initial term of 10 years with automatic three-year renewals, unless terminated by a party prior to the renewal, and has a five-year minimum royalty commitment. OpCo receives a royalty for each barrel of recycled water stored, treated, processed, recycled, disposed, purchased or sold on its land, and a percentage of the gross selling price for each barrel of recycled water sold off of OpCo’s land, subject to the Hydrosource Recycling Agreement. The Hydrosource Recycling Agreement also grants Hydrosource the exclusive, two-year option to lease a portion of OpCo’s land and install and operate a solid waste facility. If the option is exercised, Hydrosource must purchase from OpCo, at prevailing rates, all water and other resources needed for the construction and operation of the solid waste facility and will pay OpCo for easements and surface damages associated therewith, as well as a royalty on the facility’s gross revenues. The

Hydrosource Recycling Agreement provides for automatic annual increases in the flat rate royalties that are tied to the lesser of the Consumer Price Index (“CPI”) and a fixed percentage, provides for mutual termination rights in the event of payment or performance defaults, and contains standard confidentiality, indemnification, insurance and change of control provisions.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Hydrosource Recycling Agreement, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Water System Management Agreement

On May 15, 2026, in connection with the Offering, DE IV Flow, LLC, a Delaware limited liability company (“DE Flow”), a subsidiary of the Company, entered into a water system management agreement (the “DE Flow WSMA”) with DEF Operating, LLC, a Delaware limited liability company (“DEF Operating”), pursuant to which DEF Operating is obligated to operate, maintain, repair, expand and optimize DE Flow’s integrated water infrastructure system. The DE Flow WSMA has an initial term of 10 years with automatic three-year renewals, unless terminated by a party prior to the renewal, and has a 10-year minimum royalty commitment. Under the DE Flow WSMA, DEF Operating will operate, maintain, repair, expand and optimize the water infrastructure system, and will utilize it to store, transport, treat, process, dispose of, purchase and sell produced water, fresh water, blended water, treated water and recycled water. DE Flow receives monthly royalties on the net proceeds realized by DEF Operating. The DE Flow WSMA also provides for automatic annual increases in royalties that are tied to the lesser of CPI and a fixed percentage, provides for mutual termination rights in the event of payment or performance defaults and contains standard confidentiality, indemnification, insurance and change of control provisions.

Pursuant to a put option agreement between Double Eagle and Hydrosource, Double Eagle has the right to sell, and Hydrosource has the obligation to purchase, DEF Operating if Double Eagle undergoes certain change of control events or at any time following five years from the date of the Offering. If Double Eagle exercises such put right, Hydrosource would become the owner of DEF Operating, which is the party to the DE Flow WSMA and the minimum royalty obligation thereunder.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the DE Flow WSMA, which is attached as Exhibit 10.7 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to a contribution and assignment agreement (the “Contribution Agreement”), dated as of May 4, 2026, by and among the Company, OpCo, and the Contributors, the Company and OpCo completed certain restructuring transactions (the “Reorganization”) in connection with the Offering (as defined herein) on May 15, 2026. As part of the Reorganization:

•	Each of the Contributors (as defined in the Contribution Agreement) contributed cash to the Company in exchange for a number of Class B shares;

•

Lea & Eddy Holdings, LLC, a Texas limited liability company (“Lea & Eddy”), contributed all of its subsidiaries (other than Hydrosource) to OpCo in exchange for a number of OpCo Units and OpCo’s assumption of Lea & Eddy’s credit facility (the “Predecessor Credit Facility”);

•	Each of the Shallow Valley Owners and Double Eagle contributed certain of their subsidiaries to OpCo in exchange for a number of OpCo Units;

•	Lea & Eddy caused the Company to amend and restate its operating agreement, as described in further detail under Item 5.03 of this Current Report on Form 8-K;

•	The Company caused OpCo to amend and restate its operating agreement, as described in further detail under this Item 1.01 of this Current Report on Form 8-K;

•

Pursuant to the Warrant Exercise Agreement (as defined herein), as described in further detail under Item 3.02 of this Current Report on Form 8-K, each TCW Entity exercised a portion of its L&E Warrants (as defined herein) and forfeited the remaining portion, which were irrevocably canceled, immediately following which (i) Lea & Eddy distributed a number of OpCo Units and a corresponding number of Class B shares to the TCW Entities in redemption of the units of Lea & Eddy received in respect of the Exercised Warrants (as defined herein), (ii) each warrant agreement between Lea & Eddy and each holder of the L&E Warrants terminated and (iii) each of the Rollover TCW Entities (as defined in the Prospectus) merged with one or more newly formed subsidiaries of the Company and received one Class A share in exchange for each OpCo Unit (and Class B share) held;

•

The Company issued 19,895,000 of its Class A shares in the Offering (including shares issued in connection with the exercise of the Option), representing 100% of the economic rights in the Company, in exchange for the proceeds of the Offering;

•

The Company contributed all of the net proceeds from the Offering (including the net proceeds from the exercise of the Option) to OpCo in exchange for a number of OpCo Units equal to the number of Class A shares issued in the Offering; and

•

OpCo will use the net proceeds from the Offering (including the net proceeds from the exercise of the Option) to repay in full, and terminate, the Predecessor Credit Facility and for general corporate purposes.

As a result of the Reorganization, (i) the Company’s sole material asset consists of OpCo Units and (ii) OpCo owns all of the Company’s operating assets. The Company is the sole managing member of OpCo and is responsible for all operational, management and administrative decisions relating to OpCo’s business and will, on a go-forward basis, consolidate the financial results of OpCo and its subsidiaries.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.11 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 hereto under “Contribution Agreement” is incorporated by reference into this Item 3.02. Such transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Warrant Exercise Agreement

On May 15, 2026, in connection with the Offering, the Company, OpCo, Lea & Eddy, and the TCW Entities completed certain transactions contemplated by a warrant exercise agreement (the “Warrant Exercise Agreement”), dated as of May 4, 2026, pursuant to which each holder of warrants of Lea & Eddy (“L&E Warrants”) exercised a portion of its L&E Warrants to purchase units of Lea & Eddy (the “Exercised Warrants”) and forfeited the remaining portion of such warrants, which were irrevocably canceled. Immediately following such exercises and forfeitures, (i) Lea & Eddy distributed a number of OpCo Units and a corresponding number of Class B shares to the TCW Entities in redemption of the units of Lea & Eddy received in respect of the Exercised Warrants, (ii) each warrant agreement between Lea & Eddy and each holder of the L&E Warrants terminated and (iii) each of the Rollover TCW Entities merged with one or more newly formed subsidiaries of the Company and received one Class A share in exchange for each OpCo Unit (and Class B share) held.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Warrant Exercise Agreement, which is attached as Exhibit 10.12 to this Current Report on Form 8-K and incorporated in this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Prior to the Offering, Greg Pipkin Jr. served as the Company’s sole director. On May 13, 2026, the Board was enlarged, Richard H. Coats was appointed as chairman of the Board, and Raj Kumar, Jeff S. Lott, James C. Nelson, Stephanie Reed and Michael Wallace were appointed as members of the Board.

Biographical information for Greg Pipkin Jr., Richard H. Coats, Raj Kumar, Jeff S. Lott, James C. Nelson, Stephanie Reed and Michael Wallace is set forth in the Prospectus under the caption “Management” and is incorporated herein by reference.

Messrs. Kumar and Nelson and Ms. Reed will initially serve as members of the Board’s Audit Committee, with Mr. Kumar serving as chair of the Audit Committee.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board determined that each of Messrs. Kumar and Nelson and Ms. Reed does not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Commission and the listing requirements of the NYSE and NYSE Texas. Except as previously disclosed in the Registration Statement and the Prospectus, there are no transactions in which Greg Pipkin Jr., Richard H. Coats, Raj Kumar, Jeff S. Lott, James C. Nelson, Stephanie Reed and Michael Wallace have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Indemnification Agreements

On May 13, 2026, in connection with the Offering, the Company entered into indemnification agreements with each of its directors and officers (the “Indemnification Agreements”). The Indemnification Agreements require, among other things, the Company to indemnify each such individual to the fullest extent permitted by law against liabilities that may arise by reason of such individual’s service to the Company, and to advance or pay expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.13 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

EagleRock Land, LLC Long Term Incentive Plan

The Company adopted the Long Term Incentive Plan (the “LTIP”) effective as of May 15, 2026 for the benefit of employees, directors and consultants of the Company. The LTIP provides for the grant of all or any of the following types of awards: options, share appreciation rights, restricted shares, restricted share units, share awards, dividend equivalents, other share-based awards, cash awards and substitute awards intended to align the interests of service providers (including the Company’s executive officers) with those of the Company’s shareholders. Subject to adjustment in accordance with the terms of the LTIP, 13,012,499 Class A shares have been reserved for issuance pursuant to awards under the LTIP. If an award under the LTIP is forfeited, settled for cash or expires without the actual delivery of Class A shares, any Class A shares subject to such award will again be available for new awards under the LTIP. The LTIP will be administered by the Board.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

EagleRock Land, LLC Employee Share Purchase Plan

The Company adopted the Employee Share Purchase Plan (the “ESPP”) effective as of May 15, 2026 to provide eligible employees of the Company with an opportunity to purchase Class A shares at a reduced price through payroll deductions, thereby strengthening their commitment to the Company, motivating them, and attracting and retaining competent and dedicated persons. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. During regularly scheduled offering periods under the ESPP, participants will be able to authorize payroll deductions that will be applied to purchase Class A shares at a discount to the market price and in an amount determined in accordance with the ESPP’s terms. The maximum number of Class A shares that may be purchased by all employees under the ESPP is 1,377,784 Class A shares, subject to adjustments as provided in the ESPP. The ESPP will be administered by the Administrator (as defined in the ESPP), which shall be the Board or a committee consisting of not less than two directors appointed by the Board.

The foregoing description of the ESPP is not complete and is qualified in its entirety by reference to the full text of the ESPP, which is attached as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

EagleRock Land, LLC Change in Control Severance Plan

The Company adopted the Change in Control Severance Plan (the “CIC Severance Plan”) effective as of May 15, 2026 to provide certain members of the Company’s management team with severance protection in connection with a change in control of the Company and to attract and retain talent, helping to assure the continuity, objectivity, and dedication of management in the event of any change in control, in order to maximize the value of the Company. Upon a Qualifying Termination (as defined in the CIC Severance Plan), the CIC Severance Plan provides for base pay, bonus and benefits payments due to the participant, each in an amount determined in accordance with the CIC Severance Plan’s terms. Further, the CIC Severance Plan provides for automatic acceleration of all outstanding and unvested equity incentive awards held by a participant, effective upon the change in control. A participant’s entitlement to severance benefits under the CIC Severance Plan is conditioned on (i) the participant executing and delivering a participation agreement, which specifies the participant’s individual severance and benefits multipliers used to calculate the participant’s benefits under the CIC Severance Plan, and (ii) the participant executing, and not revoking, a general release of claims in a form acceptable to the Company within the applicable time period. In connection with the Offering, Messrs. Pipkin and Shah became participants in the CIC Severance Plan and signed individual participation agreements that assigned a 3x multiplier to them for purposes of the severance formula contained within the CIC Severance Plan.

The foregoing description of the CIC Severance Plan is not complete and is qualified in its entirety by reference to the full text of the CIC Severance Plan, which is attached as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Second Amended and Restated Company Agreement

On May 15, 2026, Lea & Eddy caused the amendment and restatement of the Company’s company agreement (the “PubCo LLC Agreement”).

A description of the PubCo LLC Agreement is contained in the sections of the Prospectus entitled “Our LLC Agreement” and “Description of Shares” and is incorporated herein by reference.

The foregoing description of the PubCo LLC Agreement and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the PubCo LLC Agreement, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On May 13, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item, with respect to the transactions described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the transactions described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit Number	Description

1.1*	Underwriting Agreement, dated as of May 13, 2026, by and among EagleRock Land, LLC, EagleRock Land Operating, LLC and Goldman Sachs & Co. LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

3.1	Second Amended and Restated Company Agreement of EagleRock Land, LLC, dated as of May 15, 2026.

4.1#	Registration Rights Agreement, dated as of May 15, 2026, by and among EagleRock Land, LLC and the other parties thereto.

10.1#*	Amended and Restated Company Agreement of EagleRock Land Operating, LLC, dated as of May 15, 2026.

10.2#	Shareholder’s Agreement, dated as of May 15, 2026, by and between EagleRock Land, LLC and Lea & Eddy Holdings, LLC.

10.3#	Shareholder’s Agreement, dated as of May 15, 2026, by and between EagleRock Land, LLC and Double Eagle IV Midco, LLC.

10.4#	Shareholder’s Agreement, dated as of May 15, 2026, by and among EagleRock Land, LLC, Abyss Inc., Cactus Energy, Inc., Richard H. Coats, Mark T. Dehlinger, Richard H. Coats Jr., Charles R. Wiggins and Christopher Keegan Faudree.

10.5	Form of Voting Agreement.

10.6#*	Produced Water Recycling Rights Agreement, dated as of May 15, 2026, by and among EagleRock Land Operating, LLC, Hydrosource Midstream, LLC and Hydrosource Logistics, LLC.

10.7#*	Water System Management Agreement, dated as of May 15, 2026, by and between DE IV Flow, LLC and DEF Operating, LLC.

10.8†	EagleRock Land, LLC Long Term Incentive Plan.

10.9†	EagleRock Land, LLC Employee Share Purchase Plan.

10.10†	EagleRock Land, LLC Change in Control Severance Plan.

10.11*	Contribution and Assignment Agreement, dated as of May 4, 2026, by and among EagleRock Land, LLC, EagleRock Land Operating, LLC, Lea & Eddy Holdings, LLC, Double Eagle IV Midco, LLC, OWL Exploration, L.L.C., Shallow Valley Land, LLC, Cactus Energy, Inc., Abyss Inc., Mark T. Dehlinger and Richard H. Coats.

10.12*	Warrant Exercise Agreement, dated as of May 4, 2026, by and among EagleRock Land, LLC, EagleRock Land Operating, LLC, Lea & Eddy Holdings, LLC and the other parties thereto.

10.13†	Form of Indemnification Agreement.

99.1	Press Release, dated as of May 13, 2026.

#

Certain portions of this exhibit have been redacted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

†	Compensatory plan or arrangement.
*

Certain schedules and exhibits to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLEROCK LAND, LLC

By:	/s/ Greg Pipkin Jr.
Name: Greg Pipkin Jr.
Title: Chief Executive Officer

Date: May 19, 2026